Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Amendment No. 2”) to the Employment Agreement is made and entered into as of June 1, 2026 (the “Effective Date”), by and between Robin Ross (“Executive”) and Trio Petroleum Corp (the “Company”) (each individually, a “Party,” collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Employment Agreement, dated as of July 11, 2024 (the “Employment Agreement”);

WHEREAS, the Parties previously amended the Employment Agreement by entering into Amendment No. 1 to the Employment Agreement, dated August 1, 2025;

WHEREAS, the Parties hereby desire to further amend the Employment Agreement, as amended, as set forth herein to provide for certain changes and other matters relating to Executive’s compensation;

WHEREAS, all capitalized terms used in this Amendment No. 2 that are not defined in this Amendment No. 2 shall have the same meaning as in the Employment Agreement, as previously amended, and all section references are to sections to the Employment Agreement; and

WHEREAS, Executive desires to continue his employment with the Company on the terms and conditions in the Employment Agreement as further amended by this Amendment No. 2.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree that the Employment Agreement is hereby amended as follows:

A.	Amendment To Employment Agreement.

Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Base Salary. Effective as of June 1, 2026, and during the Term, the Company shall pay Executive a base salary (“Base Salary”) at a rate of $600,000 USD (Six Hundred Thousand U.S. Dollars) on an annual basis. The Company will pay the Base Salary to Executive in accordance with the Company’s payroll practices for its employees and consistent with the Executive’s status as a resident of Canada. During the Term, the Company may increase, but not decrease the Base Salary.

Section 4(b) of the Employment Agreement is hereby amended by replacing the first sentence with the following language at the beginning of such section:

(b) Bonus. “Executive will be eligible for an annual discretionary bonus of up to 200% of Executive’s Base Salary actually received in any such year (the “Annual Bonus”), which will be based on a calendar year basis, unless otherwise determined by the Company (the “Bonus Period”).

(c) Grant of Stock Award. A new Section 4(d) is added to the Employment Agreement which shall read as follows”

“In consideration for the services provided by Executive, since being appointed as the Chief Executive Officer of the Company, the Executive is hereby awarded 1,500,000 shares of fully vested common stock under the Company’s 2022 Equity Incentive Plan, which shall be issued as of June 2, 2026, or as soon as reasonably practible thereafter, pursuant to the terms and conditions of the Company’s form of Restricted Stock Award Agreement.”

B.	No Other Amendments. Except as specifically set forth in this Amendment No. 2, there are no other amendments to the Employment Agreement, as amended, and the Employment Agreement shall remain unmodified and in full force and effect. Except as specifically amended hereby, all other provisions, terms, and conditions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Employment Agreement and this Amendment No. 2, the provisions of this Amendment No. 2 shall govern.

C.	Entire Agreement. This Amendment No. 2 and the Employment Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties with respect to the subject matter hereof.

D.	Governing Law. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof, provided, however, that the arbitration proceedings, and proceedings to stay or compel arbitration, or to confirm or vacate any arbitration award, shall be governed solely by the Federal Arbitration Act, 9 U.S.C. § 1-402. Except for claims requesting injunctive relief, any dispute or claim arising out of, in connection with, or relating to this Employment Agreement (including without limitation its subject matter, interpretation, or formation) or to Employee’s employment or relationship with the Company shall be resolved by binding arbitration to be held in San Jose, California, before one (1) arbitrator selected by the American Arbitration Association, conducted in accordance with the then-prevailing Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. A copy of these rules can be accessed through the American Arbitration Association’s website (www.adr.org). The prevailing Party shall be entitled to the payment of its reasonable attorney’s fees and costs. The arbitrators’ decision will be final and binding in accordance with the Federal Arbitration Act and may be enforced in any court of competent jurisdiction. The arbitrators will not have the right to modify or change any of the terms of this Employment Agreement. The arbitrator, and not any court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Employment Agreement including any claim that all or any part of this Employment Agreement is void or voidable. The Parties agree that the arbitrator may provide all appropriate remedies at law and equity and will have the power to summarily adjudicate claims and/or enter summary judgment in appropriate cases. In any arbitration proceeding conducted pursuant to this paragraph, the Parties shall have the right to discovery, to call witnesses, and to cross-examine the other Party’s witnesses. The arbitrator shall render a final decision in writing, setting forth the reasons for the arbitration award. Both Parties are bound by this agreement to arbitrate, but it does not include disputes, controversies or differences which may not by law be arbitrated. The Parties agree that the arbitration proceedings described in this Section are to be treated as confidential, and that the Parties will act to protect the confidentiality of the documents, facts, and proceedings related to the arbitration. The Parties waive their right to have any such dispute, claim or controversy decided by a judge or jury in a court. The Parties also agree that each may bring claims against the other only in their individual capacities, and not as a plaintiff or class member in any purported class or collective proceeding. The Parties also agree that each may not bring claims against the other in any purported representative action, except to the extent this statement is unenforceable under the law.

E.	Severability. If any portion or provision of this Amendment No. 2 shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Amendment No. 2, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Amendment No. 2 shall be valid and enforceable to the fullest extent permitted by law.

F.	Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which, when so executed and delivered, will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 2 to the Employment Agreement as of the date first set forth above.

TRIO PETROLEUM CORP

By:	/s/ Gregory Overholtzer
Gregory Overholtzer
Chief Financial Officer

EXECUTIVE:

/s/ Robin Ross
Robin Ross